UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 16, 2005

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945 52-1106564

____________________________________________________________________________________________________

(Commission File Number) (IRS Employer Identification No.)

2250 East Imperial Highway

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 964-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 5.02 Departure of Principal Officer; Appointment of Principal Officer

On March 16, 2005, the Board of Directors of The DIRECTV Group, Inc. (the "Company") appointed Michael W. Palkovic as Executive Vice President and Chief Financial Officer of the Company, replacing Bruce Churchill. Mr. Churchill resigned on that date as Chief Financial Officer of the Company, but will continue as an Executive Vice President of the Company and as President and Chief Executive Officer of DIRECTV Latin America, LLC, an 86% owned subsidiary of the Company. Mr. Churchill will also serve as President -- New Enterprises for the Company.

Mr. Palkovic, who is 47, has served as Chief Financial Officer of DIRECTV Holdings LLC since June 2002 and of DIRECTV Enterprises LLC since July 2001. Each of these entities is a wholly-owned subsidiary of the Company. Mr. Palkovic joined DIRECTV, Inc. (also a wholly-owned subsidiary of the Company) in 1996. Prior to that time, he was employed in various capacities at Time Mirror Cable Television.

In connection with his appointment as Chief Financial Officer of the Company, Mr. Palkovic has entered into an employment agreement with the Company, effective as of March 19, 2005. The material terms of this agreement are as follows:

The term of the agreement is for three years. Mr. Palkovic's base salary is $675,000, subject to annual increase at the discretion of the Company. Mr. Palkovic is eligible to receive an annual performance bonus, payable in cash, pursuant to the Company's Executive Officer Cash Bonus Plan. Mr. Palkovic's target bonus is 65% of his base salary. Mr. Palkovic is eligible to receive equity compensation, such as restricted stock units, under the Company's 2004 Stock Plan, consistent with grants to senior executives of a comparable level of the Company. If Mr. Palkovic's employment terminates due to death or disability, he (or his estate) is entitled to base salary and pro-rated annual cash bonus through the date of termination. If Mr. Palkovic's employment is terminated for cause (as defined in the change in control severance agreement described below), he is only entitled to base salary through the date of termination. If Mr. Palkovic's employment is terminated by the Company without cause, or by Mr. Palkovic for good reason, in each case as defined in the change in control severance agreement described below, he is entitled to compensation and benefits as described below.

Mr. Palkovic is also a party to the Company's Executive Change in Control Severance Agreement dated July 9, 2001, as amended on December 16, 2003 and as further amended on February 1, 2004 (the "Severance Agreement").

Under the Severance Agreement, no benefits are payable unless Mr. Palkovic's employment is terminated by the Company without cause or he terminates his employment for good reason (as defined in the agreement). The Severance Agreement provides for payment of severance equal to two times the greater of Mr. Palkovic's base salary and bonus for 2003, or his then current base salary and bonus at the time of employment termination, continuation of employee group health, dental and vision plan benefits for two years, reimbursement for outplacement services and accelerated vesting of unvested stock options (except for the stock options granted June 22, 2001, whose vesting will continue in accordance with the vesting schedule) and payment of pro-rated Long Term Achievement Plan award for the 2003-2005 period, through the date of termination. If an excise tax under Section 4999 of the Internal Revenue Code is imposed on any payment pursuant to the Severance Agreement, Mr. Palkovic shall receive a gross-up payment such that, after taxes, the net remaining gross-up payment shall equal the excise tax.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)
Date: March 22, 2005	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, General Counsel and Secretary